                                                                     EXHIBIT 4.1



          COMMON STOCK               SEE LEGEND ON BACK       COMMON STOCK
             NUMBER                                               SHARES
                                        AremisSoft

----------------------------------                      ------------------------
INCORPORATED UNDER THE LAWS OF THE                         SEE REVERSE FOR
       STATE OF DELAWARE                              CERTAIN DEFNITIONS AND A
                                                     STATEMENT AS TO THE RIGHTS,
                                                     PREFERENCES, PRIVILEGES AND
                                                        RESTRICTIONS OF SHARES


THIS CERTIFIES THAT



IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF


--------------------          AREMISSOFT CORPORATION       ---------------------

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

DATED:



                                    CORPORATE
                                      SEAL


     SECRETARY                                                 PRESIDENT